GENERAL NEW YORK MUNICIPAL MONEY MARKET FUND
                            Registration No. 811-4870

                                                                 Sub-Item 77I(b)

The Registrant authorized the issuance of E*TRADE Class shares, descriptions of which appear in the documents incorporated by reference below:

1. The sections of the Registrant's Prospectus under the headings "Expenses" and "Account Policies," and the Registrant's Statement of Additional Information under the headings "Management Arrangements," "How to Buy Shares," "Distribution Plan," "Shareholder Services Plan" and "How to Redeem Shares," incorporated by reference to Post-Effective Amendment No. 29 to the Registrant's Registration Statement on Form N-1A, filed on February 10, 2005, effective as of February 11, 2005.

2. The Registrant's Shareholder Services Plan, incorporated by reference to Exhibit (h) (2) of Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A, filed on February 10, 2005.

3. The Registrant's Rule 12b-1 Distribution Plan, incorporated by reference to Exhibit (m) of Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A, filed on February 10, 2005.

4. The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A, filed on February 10, 2005.